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                   AMENDMENT TO PURCHASE AND SALE AGREEMENT


    This Amendment to Purchase and Sale Agreement is made and entered into this 19th day of August, 1997, by and among PROSERV, INC., a Delaware Corporation ("ProServ"), PROSERV TELEVISION, INC., a Delaware corporation ("TV", and collectively with ProServ, the "Companies"), DONALD L. DELL, an individual residing at 12200 Stone Creek Road, Potomac, Maryland 20854 (the "Seller"), and THE MARQUEE GROUP, INC., a Delaware corporation (the "Buyer", and collectively with ProServ, TV and Seller, the "Parties"). All initially capitalized terms not otherwise defined herein shall have the same meanings as in he Agreement (defined below) or the Escrow Agreement (as defined in the Agreement);

    WHEREAS, the Parties executed that certain Purchase and Sale Agreement dated June 25, 1997 (the "Agreement"), pursuant to which Seller agreed to sell to Buyer the shares of stock described in the Agreement;

    WHEREAS, the Parties wish to amend the Agreement to evidence certain agreements between the Parties related to the consummation of the transfer of stock from Seller to Buyer.

    NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained in this amendment and in the Agreement, the Parties agree as follows:

         1. Pursuant to Section 3.1 of the Agreement, the Closing Date is extended to a date to be selected by the Buyer upon three days written notice to the Seller, but in no event later than October 15, 1997.

         2. The Buyer will no later than August 22, 1998 substitute a Letter of Credit in the form annexed hereto as Exhibit 1 (the "Buyer's Letter of Credit") in the amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00), applied for by Buyer, and extended by The Chase Manhattan Bank in favor of Seller, for the Escrow Amount provided for in Section 1(b) of the Escrow Agreement. At the closing of the transactions contemplated by the Agreement, the Buyer's Letter of Credit shall be surrendered by the Seller to the Buyer.

         3. A. Buyer shall not deposit the additional FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) as provided for in section 2.3(b) of the Agreement. The Escrow Amount shall be released to the Buyer by the Escrow Agent simultaneously with the delivery to the Seller of the Buyer's Letter of Credit. Simultaneously with the release of the Escrow Amount, the Buyer and the Seller shall take such actions as shall be necessary to terminate the Escrow Agreement. All appropriate charges of the Escrow Agent shall be deducted from the Escrow Amount before distribution to the Buyer and shall otherwise be paid in equal shares by Buyer and Seller.

            B. Buyer and Seller shall, simultaneously with the execution and delivery hereof, also execute and deliver to the Escrow Agent joint instructions in the form of Exhibit 2

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hereto directing the Escrow Agent to liquidate the Escrow Amount and to wire the Escrow Amount, net of any deductions for fees and expenses of the Escrow Agent, to the Buyer, whereupon the Escrow Agreement and the Escrow shall terminate in accordance with its terms.

            C. Buyer, as the beneficiary of all net earnings with respect to the Escrow Amount, shall be responsible for any taxes of any jurisdiction with respect thereto and, in connection therewith, shall promptly file with the Escrow Agent an executed Form W-9 setting forth its tax identification number. This undertaking shall survive the termination of the Escrow Agreement.

         4. The Purchase Price, pursuant to section 2.1 of the Agreement, shall be increased to include an additional 25,000 shares of Buyer's Class A Common Stock, thus raising the total Consideration Stock to 250,000 shares.

         5. The values and amounts contemplated in Article 18 of the Agreement shall be deemed to be modified accordingly, at the same per share value, to reflect the increase in the Consideration Stock.

         6. This amendment contains the entire understanding of the Parties hereto with respect to the matters addressed in the amendment of the Agreement. All other provisions of the Agreement, as amended, remain unchanged. As required by Section 19.4 of the Agreement, all amendments to the Agreement are evidenced by an instrument in writing signed by the Parties hereto and the Parties confirm that any future amendments to the Agreement must also be evidenced by a written instrument signed by the Parties.

         7. This amendment may be executed by facsimile signatures and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8. The Parties will take such actions and execute such documents as shall be reasonably necessary or appropriate to implement this amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the date first above written.

                                            Companies:
                                            ----------
                                            PROSERV, INC.


                                            By: /s/ Donald L. Dell
                                               -------------------------------
                                            Name:
                                            Title:

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                                            PROSERV TELEVISION, INC.

                                            By: /s/ Donald L. Dell
                                               -------------------------------
                                            Name:  Donald L. Dell
                                            Title: CEO & Chairman


                                            Seller:
                                            -------

                                            /s/ Donald L. Dell
                                            ----------------------------------
                                            Donald L. Dell


                                            Buyer:
                                            ------

                                            THE MARQUEE GROUP, INC.

                                            By: /s/ Robert F.X. Sillerman
                                               -------------------------------
                                            Name:  Robert F.X. Sillerman
                                            Title: Chairman